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                                                                     EXHIBIT 5.1

                  [DOW, LOHNES & ALBERTSON, PLLC LETTERHEAD]


                               January 28, 2000

SpectraSite Holdings, Inc.
100 Regency Forest Drive, Suite 400
Cary, North Carolina 27511

Ladies and Gentlemen:

        We refer to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-93873), filed by SpectraSite Holdings, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), to be offered to the public pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., CIBC World Markets Corp., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Lehman Brothers Inc. and Salomon Smith Barney Inc. as representatives of the U.S. underwriters, and Morgan Stanley & Co. International Limited, Goldman Sachs International, CIBC World Markets plc, Credit Suisse First Boston (Europe) Limited, Deutsche Bank AG London, Lehman Brothers International (Europe) and Salomon Brothers International Limited as representatives of the international underwriters. Capitalized terms used herein that are not otherwise defined shall have the same meanings given them in the Underwriting Agreement.

        In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts relevant to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others (all of which we assume to be true, complete and accurate in all respects).

        We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto and the Delaware General Corporation


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SpectraSite Holdings, Inc.
January 28, 2000
Page 2


Law, and we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

        Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that the shares of Common Stock being registered by the Company pursuant to the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be legally issued, fully paid and non-assessable.

      We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.



                                          Very truly yours,

                                          DOW, LOHNES & ALBERTSON, PLLC





                                          By:   /s/ Timothy J. Kelley
                                               -------------------------------
                                                Timothy J. Kelley
                                                Member